SLM Private Credit Student Loan Trust 2003-B Quarterly Servicing Report

Report Date:2/28/2005      Reporting Period: 12/1/04-2/28/05

I. Deal Parameters

	Student Loan Portfolio Characteristics				11/30/04	Activity	2/28/2005

A	i	Portfolio Balance			$1,161,694,974.39	$(13,658,829.72)	$1,148,036,144.67
	ii	Interest to be Capitalized			43,984,976.52		44,706,060.32

	iii	Total Pool			$1,205,679,950.91		$1,192,742,204.99

	iv	Cash Capitalization Account (Cii)			74,242,876.07		74,242,876.07

	v	Asset Balance			$1,279,922,826.98		$1,266,985,081.06

	i	Weighted Average Coupon (WAC)			5.352%		6.053%
	ii	Weighted Average Remaining Term			178.59		176.51
	iii	Number of Loans			135,684		134,116
	iv	Number of Borrowers			99,350		97,242
	v	Prime Loans Outstanding			$997,419,018		$992,241,510
	vi	T-bill Loans Outstanding			$205,921,320		$198,264,208
	vii	Fixed Loans Outstanding			$2,339,614		$2,236,487

						% of		% of
	Notes		Cusips	Spread	Balance 12/15/04	O/S Securities**	Balance 3/15/05	O/S Securities**

B	i	A-1 Notes	78443CAL8	0.100%	$489,804,415.50	39.093%	$476,866,671.58	38.457%
	ii	A-2 Notes	78443CAM6	0.400%	440,506,000.00	35.158%	440,506,000.00	35.525%
	iii	A-3 ARS	78443CAN4	ARS	109,000,000.00	8.700%	109,000,000.00	8.790%
	iv	A-4 ARS	78443CAP9	ARS	109,000,000.00	8.700%	109,000,000.00	8.790%
	v	B Notes	78443CAQ7	0.700%	43,871,000.00	3.501%	43,871,000.00	3.538%
	vi	C Notes	78443CAR5	1.600%	60,744,000.00	4.848%	60,744,000.00	4.899%

	vii	Total Notes			$1,252,925,415.50	100.000%	$1,239,987,671.58	100.000%

					12/15/2004		3/15/2005

C	i	Specified Reserve Account Balance ($)			$3,118,201.00		$3,118,201.00
	ii	Reserve Account Balance ($)			$3,118,201.00		$3,118,201.00
	iii	Cash Capitalization Acct Balance ($)			$74,242,876.07		$74,242,876.07
	iv	Initial Asset Balance			$1,349,870,474		$1,349,870,474
	v	Specified Overcollateralization Amount			$26,997,411.48		$26,997,409.48
	vi	Actual Overcollateralization Amount			$26,997,411.48		$26,997,409.48
	vii	Has the Stepdown Date Occurred?*			No		No

*	The Stepdown Date is the earlier of the distribution date following the reduction of the Class A Notes to zero, or June 15, 2008. At the Stepdown Date, principal payments made on the Class B and Class C Notes may begin to be paid pro-rata with the Class A Notes.
See the prospectus for complete information concerning the Stepdown Date.

**	Percentages may not total 100% due to rounding

II. 2003-B     Transactions from: 12/1/2004 through: 2/28/2005

A	Student Loan Principal Activity
	i	Principal Payments Received	$18,781,976.65
	ii	Purchases by Servicer (Delinquencies >180)	2,513,223.56
	iii	Other Servicer Reimbursements	(1.50)
	iv	Seller Reimbursements	74,167.62

	v	Total Principal Collections*	$21,369,366.33

B	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	(7,159,676.29)
	iii	Capitalized Insurance Fee	(550,933.41)
	iv	Other Adjustments	73.09

	v	Total Non-Cash Principal Activity	$(7,710,536.61)

C	Total Student Loan Principal Activity		$13,658,829.72

D	Student Loan Interest Activity
	i	Interest Payments Received	$8,065,907.80
	ii	Purchases by Servicer (Delinquencies >180)	110,890.65
	iii	Other Servicer Reimbursements	0.00
	iv	Seller Reimbursements	3,529.53
	v	Late Fees	120,165.39
	vi	Collection Fees	0.00

	vii	Total Interest Collections	$8,300,493.37

E	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	7,159,676.29
	iii	Other Interest Adjustments	3,172.22

	iv	Total Non-Cash Interest Adjustments	$7,162,848.51

F	Total Student Loan Interest Activity		$15,463,341.88

III. 2003-B     Collection Account Activity 12/1/2004 through: 2/28/2005

A	Principal Collections
	i	Principal Payments Received	$17,973,747.92
	ii	Consolidation Principal Payments	808,228.73
	iii	Purchases by Servicer (Delinquencies >180)	2,513,223.56
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	(1.50)
	vi	Other Re-purchased Principal	74,167.62

	vii	Total Principal Collections	$21,369,366.33

B	Interest Collections
	i	Interest Payments Received	$8,060,927.59
	ii	Consolidation Interest Payments	4,980.21
	iii	Purchases by Servicer (Delinquencies >180)	110,890.65
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	0.00
	vi	Other Re-purchased Interest	3,529.53
	vii	Collection Fees/Return Items	0.00
	viii	Late Fees	120,165.39

	ix	Total Interest Collections	$8,300,493.37

C	Recoveries on Realized Losses		$0.00

D	Funds Borrowed from Next Collection Period		$0.00

E	Funds Repaid from Prior Collection Periods		$0.00

F	Investment Income		$543,610.93

G	Borrower Incentive Reimbursements		$99,590.15

H	Interest Rate Cap Proceeds		$0.00

I	Gross Swap Receipt		$6,208,933.38

J	Other Deposits		$219,962.92

	TOTAL FUNDS RECEIVED		$36,741,957.08

	LESS FUNDS PREVIOUSLY REMITTED:
		i Funds Allocated to the Future Distribution Account	$(9,830,930.00)
		ii Funds Released from the Future Distribution Account	$7,121,409.19

	AVAILABLE FUNDS PRIOR TO RELEASE FROM CASH CAPITALIZATION ACCOUNT		$34,032,436.27

K	Amount released from Cash Capitalizaton Account		$0.00

L	TOTAL AVAILABLE FUNDS		$34,032,436.27

M	Servicing Fees Due for Current Period		$671,619.76

N	Carryover Servicing Fees Due		$0.00

O	Administration Fees Due		$20,000.00

P	Total Fees Due for Period		$691,619.76

IV. 2003-B Future Distribution Account Activity

A	Account Reconciliation

	i	Beginning Balance	12/15/2004	$3,055,216.77
	ii		Total Allocations for Distribution Period	$6,775,713.23
	iii		Total Payments for Distribution Period	$(2,709,520.81)
	iv		Funds Released to the Collection Account	$(7,121,409.19)

	v		Total Balance Prior to Current Month Allocations	$0.00

	vi	Ending Balance	3/15/2005	$3,476,265.19

B	Monthly Allocations to the Future Distribution Account

	Monthly Allocation Date		12/15/2004
	i		Primary Servicing Fees	$673,848.16
	ii		Admin fees	6,666.66
	iii		Broker Dealer, Auction Agent and Remarketing Fees	42,927.84
	iv		Interest Accrued on the Class A Notes and Swap Counterparty	2,331,774.11
	v		Interest Accrued on the Class B & C Notes	0.00

	vi	Balance as of	12/15/2004	$3,055,216.77

	Monthly Allocation Date		1/15/2005
	i		Primary Servicing Fees	$677,655.40
	ii		Admin fees	6,666.66
	iii		Broker Dealer, Auction Agent and Remarketing Fees	35,352.34
	iv		Interest Accrued on the Class A Notes and Swap Counterparty	2,649,842.94
	v		Interest Accrued on the Class B & C Notes	0.00

	vi		Total Allocations	$3,369,517.34

	Monthly Allocation Date		2/15/2005
	i		Primary Servicing Fees	$675,336.17
	ii		Admin fees	6,666.66
	iii		Broker Dealer, Auction Agent and Remarketing Fees	35,352.34
	iv		Interest Accrued on the Class A Notes and Swap Counterparty	2,688,840.72
	v		Interest Accrued on the Class B & C Notes	0.00

	vi		Total Allocations	$3,406,195.89

C	Total Future Distribution Account Deposits Previously Allocated			$9,830,930.00

D	Current Month Allocations		3/15/2005
	i		Primary Servicing	$671,619.76
	ii		Admin fees	6,666.66
	iii		Broker Dealer, Auction Agent and Remarketing Fees	39,140.08
	iv		Interest Accrued on the Class A Notes and Swap Counterparty	2,758,838.69
	v		Interest Accrued on the Class B & C Notes	0.00

	vi		Total Allocations on the Distribution Date	$3,476,265.19

V. 2003-B Auction Rate Security Detail

     A     Auction Rate Securities — Payments During Distribution Period

	Payment	Security	Interest	No. of
i	Date	Description	Rate	Days	Start Date	End Date	Interest Payment
	01/03/2005	SLMPC TRUST 2003B A3	2.340000%	28	12/06/2004	01/03/2005	198,380.00
	01/06/2005	SLMPC TRUST 2003B A4	2.330000%	28	12/09/2004	01/06/2005	197,532.22
	01/31/2005	SLMPC TRUST 2003B A3	2.450000%	28	01/03/2005	01/31/2005	207,705.56
	02/03/2005	SLMPC TRUST 2003B A4	2.420000%	28	01/06/2005	02/03/2005	205,162.22
	02/28/2005	SLMPC TRUST 2003B A3	2.590000%	28	01/31/2005	02/28/2005	219,574.44
	03/03/2005	SLMPC TRUST 2003B A4	2.620000%	28	02/03/2005	03/03/2005	222,117.78

ii Auction Rate Note Interest Paid During Distribution Period	12/15/04-3/15/05	$1,250,472.22
iii Broker/Dealer Fees Paid During Distribution Period	12/15/04-3/15/05	$101,733.36
iv Auction Agent Fees Paid During Distribution Period	12/15/04-3/15/05	$4,323.66
v Primary Servicing Fees Remitted	12/15/04-3/15/05	$1,352,991.57

vi Total		$2,709,520.81
- Less: Auction Rate Security Interest Payments due on the Distribution Date		$0.00
- Less: Auction Rate Security Auction Agent Fees due on the Distribution Date		$0.00
- Less: Auction Rate Security Broker Dealer Fees due on the Distribution Date		$0.00

B Total Payments Out of Future Distribution Account During Collection Period		$2,709,520.81

C Funds Released to Collection Account		$7,121,409.19

D Auction Rate Student Loan Rates	Dec-05	Jan-05	Feb-05
	4.40430%	4.40211%	5.10111%

VI.     2003-B Loss and Recovery Detail

A	i	Cumulative Realized Losses Test	% of Original Pool		11/30/2004	2/28/2005

		September 15, 2003 to March 17, 2008	15%		$187,092,047.70	$187,092,047.70
		June 16, 2008 to March 15, 2011	18%
		June 15, 2011 and thereafter	20%

	ii	Cumulative Realized Losses (Net of Recoveries)			$0.00	$0.00

	iii	Is Test Satisfied (ii < i)?		Yes

B	i	Recoveries on Realized Losses This Collection Period

	ii	Principal Cash Recovered During Collection Period			$0.00	$0.00
	iii	Interest Cash Recovered During Collection Period			$0.00	$0.00
	iv	Late Fees and Collection Costs Recovered During Collection Period			$0.00	$0.00

	v	Total Recoveries for Period			$0.00	$0.00

C	i	Gross Defaults:
	ii	Cumulative Principal Purchases by Servicer			$6,873,287.62	$9,386,511.18
	iii	Cumulative Interest Purchases by Servicer			261,193.27	372,083.92

	iv	Total Gross Defaults:			$7,134,480.89	$9,758,595.10

VII. 2003-B            Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005	11/30/2004	2/28/2005
INTERIM:
In School	5.185%	5.919%	40,119	35,384	29.568%	26.383%	$348,160,916.39	$308,861,931.59	29.970%	26.904%

Grace	5.445%	6.111%	6,266	6,959	4.618%	5.189%	58,296,842.05	60,721,584.24	5.018%	5.289%

Deferment	5.466%	6.193%	6,947	8,120	5.120%	6.054%	56,486,762.65	67,271,685.52	4.862%	5.860%

TOTAL INTERIM	5.252%	5.988%	53,332	50,463	39.306%	37.626%	$462,944,521.09	$436,855,201.35	39.851%	38.052%
REPAYMENT
Active
Current	5.304%	5.973%	72,697	72,935	53.578%	54.382%	$608,170,080.16	$604,955,087.48	52.352%	52.695%
31-60 Days Delinquent	6.412%	6.777%	1,446	2,193	1.066%	1.635%	12,067,191.11	18,617,806.46	1.039%	1.622%
61-90 Days Delinquent	6.792%	6.865%	753	1,276	0.555%	0.951%	6,050,623.16	11,213,416.02	0.521%	0.977%
91-120 Days Delinquent	6.615%	7.649%	525	560	0.387%	0.418%	4,471,301.71	4,558,499.77	0.385%	0.397%
121-150 Days Delinquent	6.809%	7.698%	608	380	0.448%	0.283%	5,327,539.15	2,922,860.15	0.459%	0.255%
151-180 Days Delinquent	6.822%	7.308%	261	80	0.192%	0.060%	2,150,028.40	633,248.94	0.185%	0.055%
> 180 Days Delinquent	0.000%	0.000%	0	0	0.000%	0.000%	0.00	0.00	0.000%	0.000%

Forbearance	5.980%	6.661%	6,062	6,229	4.468%	4.644%	60,513,689.61	68,280,024.50	5.209%	5.948%

TOTAL REPAYMENT	5.419%	6.093%	82,352	83,653	60.694%	62.374%	$698,750,453.30	$711,180,943.32	60.149%	61.948%
GRAND TOTAL	5.352%	6.053%	135,684	134,116	100.000%	100.000%	$1,161,694,974.39	$1,148,036,144.67	100.000%	100.000%

*	Percentages may not total 100% due to rounding

VIII.     2003-B Portfolio Characteristics by Loan Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- Signature Loans	6.137%	104,011	$912,374,147.00	79.473%
- Law Loans	5.811%	20,961	143,443,695.60	12.495%
- Med Loans	5.396%	5,674	45,381,040.02	3.953%
- MBA Loans	5.645%	3,470	46,837,262.05	4.080%

- Total	6.053%	134,116	$1,148,036,144.67	100.000%

*Percentages may not total 100% due to rounding

IX. 2003-B            Interest Rate Swap and Cap Calculations

A	Swap Payments

					Counterparty A	Counterparty B

	i	Notional Swap Amount — Aggregate Prime Loans Outstanding			$498,709,508.84	$498,709,508.84
	Counterparty Pays:
	ii	3 Month Libor			2.49000%	2.49000%
	iii	Gross Swap Receipt Due Trust			$3,104,466.69	$3,104,466.69
	iv	Days in Period	12/15/2004	3/15/2005	90	90

	SLM Private Credit Trust Pays:
	v	Prime Rate (WSJ) Less 2.6300%			2.62000%	2.62000%
	vi	Gross Swap Payment Due Counterparty			$3,220,137.32	$3,220,137.32
	vii	Days in Period	12/15/2004	3/15/2005	90	90

B	Cap Payments

					Cap Calculation

	i	Notional Swap Amount			$870,000,000.00
	Counterparty Pays:
	ii	3 Month Libor (interpolated for first accrual period)			2.49000%
	iii	Cap Rate			6.00000%
	iv	Excess (if any) of Libor over Cap Rate (ii-iii)			0.00000%
	v	Days in Period	12/15/2004	3/15/2005	90
	vi	Cap Payment due Trust			$0.00

X. 2003-B            Accrued Interest Factors

	Accrued
	Int Factor	Accrual Period	Rate

A Class A-1 Interest Rate	0.006475000	12/15/04-3/15/05	2.59000%

B Class A-2 Interest Rate	0.007225000	12/15/04-3/15/05	2.89000%

C Class B Interest Rate	0.007975000	12/15/04-3/15/05	3.19000%

D Class C Interest Rate	0.010225000	12/15/04-3/15/05	4.09000%

XI. 2003-B      Inputs From Prior Period 11/30/2004

A		Total Student Loan Pool Outstanding
		i	Portfolio Balance		$1,161,694,974.39
		ii	Interest To Be Capitalized		43,984,976.52

		iii	Total Pool		$1,205,679,950.91
		iv	Cash Capitalization Account (CI)		74,242,876.07

		v	Asset Balance		$1,279,922,826.98

	B	Total Note and Certificate Factor			0.932846300
	C	Total Note Balance			$1,252,925,415.50

	D	Note Balance 12/15/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class B	Class C

		i	Current Factor	0.844490400	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
		ii	Expected Note Balance	$489,804,415.50	$440,506,000.00	$109,000,000.00	$109,000,000.00	$43,871,000.00	$60,744,000.00

		iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
		iv	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	E	Unpaid Primary Servicing Fees from Prior Month(s)			$0.00
	F	Unpaid Administration fees from Prior Quarter(s)			$0.00
	G	Unpaid Carryover Servicing Fees from Prior Quarter(s)			$0.00

XII.     2003-B Note Parity Triggers

		Class A	Class B	Class C

Notes Outstanding	12/15/04	$1,148,310,415	$1,192,181,415	$1,252,925,415

Asset Balance	11/30/04	$1,279,922,827	$1,279,922,827	$1,279,922,827

Pool Balance	2/28/05	$1,192,742,205	$1,192,742,205	$1,192,742,205

Amounts on Deposit*	3/15/05	94,789,278	94,439,407	93,818,300

Total		$1,287,531,483	$1,287,181,612	$1,286,560,505

Are the Notes in Excess of the Asset Balance?		No	No	No
Are the Notes in Excess of the Pool + Amounts on Deposit?		No	No	No

Are the Notes Parity Triggers in Effect?		No	No	No

Class A Enhancement		$131,612,411.48
Specified Class A Enhancement		$190,047,762.16	The greater of 15% of the Asset Balance or the Specified Overcollateralization Amount

Class B Enhancement		$87,741,411.48
Specified Class B Enhancement		$128,282,239.46	The greater of 10.125% of the Asset Balance or the Specified Overcollateralization Amount

Class C Enhancement		$26,997,411.48
Specified Class C Enhancement		$38,009,552.43	The greater of 3% of the Asset Balance or the Specified Overcollateralization Amount

*	Amounts on Deposit in Trust Accounts for the Collection Period after Payment of Section XIII Items B through F for the Class A; Items B through H for the Class B; and Items B through J for the Class C

XIII.     2003-B Cash Capitalization Account

A	Cash Capitalization Account Balance as of Collection Period End Date	2/28/2005	$74,242,876.07
	Less: Excess of Trust fees & Note interest due over Available Funds	3/15/2005	0.00

	Cash Capitalization Account Balance (CI)*		$74,242,876.07

B	5.50% of initial Asset Balance		$74,242,876.07
	Excess, CI over 5.50% of initial Asset Balance		$0.00
	Release excess to Collection Account?**	3/15/2005	DO NOT RELEASE

C	3.50% of initial Asset Balance		$47,245,466.59
	Excess, CI over 3.50% of initial Asset Balance		$26,997,409.48
	Release excess to Collection Account?**	3/15/2005	DO NOT RELEASE

	Release from Cash Capitalization Account (R)*	3/15/2005	$0.00

*	as defined under “Asset Balance” on page S-79 of the prospectus supplement

**	determined based on a comparison of pool balances to notes outstanding and CI, along with certain loan portfolio characteristics, as outlined on page S-58 of the prospectus supplement

XIV.       2003-B       Principal Distribution Calculations

A	Priority Principal Payments (If Note Parity Triggers are not in effect, go to Regular Principal Distribution below):

	i	Is the Class A Note Parity Trigger in Effect?		No

	ii	Aggregate A Notes Outstanding	12/15/2004	$1,148,310,415.50
	iii	Asset Balance	2/28/2005	$1,266,985,081.06

	iv	First Priority Principal Distribution Amount	3/15/2005	$0.00

	v	Is the Class B Note Parity Trigger in Effect?		No

	vi	Aggregate A and B Notes Outstanding	12/15/2004	$1,192,181,415.50
	vii	Asset Balance	2/28/2005	$1,266,985,081.06
	viii	First Priority Principal Distribution Amount	3/15/2005	$0.00

	ix	Second Priority Principal Distribution Amount	3/15/2005	$0.00

	x	Is the Class C Note Parity Trigger in Effect?		No

	xi	Aggregate A, B and C Notes Outstanding	12/15/2004	$1,252,925,415.50
	xii	Asset Balance	2/28/2005	$1,266,985,081.06
	xiii	First Priority Principal Distribution Amount	3/15/2005	$0.00
	xiv	Second Priority Principal Distribution Amount	3/15/2005	$0.00

	xv	Third Priority Principal Distribution Amount	3/15/2005	$0.00

B	Regular Principal Distribution

	i	Aggregate Notes Outstanding	12/15/2004	$1,252,925,415.50
	ii	Asset Balance	2/28/2005	$1,266,985,081.06
	iii	Specified Overcollateralization Amount	3/15/2005	$26,997,409.48
	iv	First Priority Principal Distribution Amount	3/15/2005	$0.00
	v	Second Priority Principal Distribution Amount	3/15/2005	$0.00
	vi	Third Priority Principal Distribution Amount	3/15/2005	$0.00
	vii	Regular Principal Distribution Amount		$12,937,743.92

C	Class A Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No
	ii	Asset Balance	2/28/2005	$1,266,985,081.06
	iii	85% of Asset Balance	2/28/2005	$1,076,937,318.90
	iv	Specified Overcollateralization Amount	3/15/2005	$26,997,409.48
	v	Lesser of (iii) and (ii - iv)		$1,076,937,318.90
	vi	Class A Noteholders’ Principal Distribution Amt — Before the Stepdown Date		$12,937,743.92
	vii	Class A Noteholders’ Principal Distribution Amt — After the Stepdown Date		$0.00

D	Class B Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No
	ii	Asset Balance	2/28/2005	$1,266,985,081.06
	iii	89.875% of Asset Balance	2/28/2005	$1,138,702,841.60
	iv	Specified Overcollateralization Amount	3/15/2005	$26,997,409.48
	v	Lesser of (iii) and (ii - iv)		$1,138,702,841.60
	vi	Class B Noteholders’ Principal Distribution Amt — Before the Stepdown Date		$0.00
	vii	Class B Noteholders’ Principal Distribution Amt — After the Stepdown Date		$0.00

E	Class C Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No
	ii	Asset Balance	2/28/2005	$1,266,985,081.06
	iii	97% of Asset Balance	2/28/2005	$1,228,975,528.63
	iv	Specified Overcollateralization Amount	3/15/2005	$26,997,409.48
	v	Lesser of (iii) and (ii - iv)		$1,228,975,528.63
	vi	Class C Noteholders’ Principal Distribution Amt — Before the Stepdown Date		$0.00
	vii	Class C Noteholders’ Principal Distribution Amt — After the Stepdown Date		$0.00

XV.     2003-B     Waterfall for Distributions

					Remaining
					Funds Balance
A		Total Available Funds (Sections III-L )		$34,032,436.27	$34,032,436.27

B		Primary Servicing Fees-Current Month plus any Unpaid		$671,619.76	$33,360,816.51

C		Quarterly Administration Fee plus any Unpaid		$20,000.00	$33,340,816.51

D		Auction Fees Due	3/15/2005	$0.00	$33,340,816.51
		Broker/Dealer Fees Due	3/15/2005	$0.00	$33,340,816.51

E		Gross Swap Payment due Counterparty A		$3,220,137.32	$30,120,679.19
		Gross Swap Payment due Counterparty B		$3,220,137.32	$26,900,541.87

F	i	Class A-1 Noteholders’ Interest Distribution Amount due	3/15/2005	$3,171,483.59	$23,729,058.28
	ii	Class A-2 Noteholders’ Interest Distribution Amount due	3/15/2005	$3,182,655.85	$20,546,402.43
	iii	Class A-3 Noteholders’ Interest Distribution Amount due	3/15/2005	$0.00	$20,546,402.43
	iv	Class A-4 Noteholders' Interest Distribution Amount due	3/15/2005	$0.00	$20,546,402.43
	v	Swap Termination Fees due	3/15/2005	$0.00	$20,546,402.43

G		First Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$20,546,402.43

H		Class B Noteholders’ Interest Distribuition Amount due	3/15/2005	$349,871.23	$20,196,531.20

I		Second Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$20,196,531.20

J		Class C Noteholders’ Interest Distribuition Amount		$621,107.40	$19,575,423.80

K		Third Priority Principal Distribution Amount — Principal Distribution Account		$0.00	$19,575,423.80

L		Increase to the Specified Reserve Account Balance		$0.00	$19,575,423.80

M		Regular Principal Distribution Amount — Principal Distribution Account		$12,937,743.92	$6,637,679.88

N		Carryover Servicing Fees		$0.00	$6,637,679.88

O		Auction Rate Noteholder’s Interest Carryover
	i	Class A-3		$0.00	$6,637,679.88
	ii	Class A-4		$0.00	$6,637,679.88

P		Swap Termination Payments		$0.00	$6,637,679.88

Q		Additional Principal Distribution Amount — Principal Distribution Account		$0.00	$6,637,679.88

R		Remaining Funds to the Certificateholders		$6,637,679.88	$0.00

XVI.     2003-B     Principal Distribution Account Allocations

				Remaining
				Funds Balance
A		Total from Collection Account	$12,937,743.92	$12,937,743.92

B	i	Class A-1 Principal Distribution Amount Paid	$12,937,743.92	$0.00
	ii	Class A-2 Principal Distribution Amount Paid	$0.00	$0.00
	iii	Class A-3 Principal Distribution Amount Paid (or allocated)	$0.00	$0.00
	iv	Class A-4 Principal Distribution Amount Paid (or allocated)	$0.00	$0.00

C		Class B Principal Distribution Amount Paid	$0.00	$0.00

D		Class C Principal Distribution Amount Paid	$0.00	$0.00

E		Remaining Class C Distribution Paid	$0.00	$0.00

F		Remaining Class B Distribution Paid	$0.00	$0.00

G	i	Remaining Class A-1 Distribution Paid	$0.00	$0.00
	ii	Remaining Class A-2 Distribution Paid	$0.00	$0.00
	iii	Remaining Class A-3 Distribution Paid (or allocated)	$0.00	$0.00
	iv	Remaining Class A-4 Distribution Paid (or allocated)	$0.00	$0.00

XVII.     2003-B Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class B	Class C
	i	Quarterly Interest Due			$3,171,483.59	3,182,655.85	$0.00	$0.00	$349,871.23	$621,107.40
	ii	Quarterly Interest Paid			3,171,483.59	3,182,655.85	0.00	0.00	349,871.23	621,107.40

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid			0.00	0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Distribution Amount			$12,937,743.92	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid (or allocated)			12,937,743.92	0.00	0.00	0.00	0.00	0.00

	ix	Shortfall			0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$16,109,227.51	$3,182,655.85	$0.00	$0.00	$349,871.23	$621,107.40

B	Note Balances			12/15/2004	Paydown Factors	3/15/2005
	i	A-1 Note Balance	78443CAL8	$489,804,415.50		$476,866,671.58
		A-1 Note Pool Factor		0.844490400	0.022306483	0.822183917

	ii	A-2 Note Balance	78443CAM6	$440,506,000.00		$440,506,000.00
		A-2 Note Pool Factor		1.000000000	0.000000000	1.000000000
							Next ARS Pay Date	Balances

	iii	A-3 Note Balance	78443CAN4	$109,000,000.00		$109,000,000.00	03/28/05	$109,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000		1.000000000

	iv	A-4 Note Balance	78443CAP9	$109,000,000.00		109,000,000.00	03/31/05	$109,000,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000		1.000000000

	v	B Note Balance	78443CAQ7	$43,871,000.00		$43,871,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	C Note Balance	78443CAR5	$60,744,000.00		$60,744,000.00
		C Note Pool Factor		1.000000000	0.000000000	1.000000000

XVIII.     2003-B     Historical Pool Information

								2003
			12/1/04-2/28/05	9/1/04-11/30/04	6/1/04-8/31/04	3/1/04-5/31/04	12/1/03-2/29/04	5/12/03-11/30/03
Beginning Student Loan Portfolio Balance			$1,161,694,974.39	$1,163,803,196.65	$1,173,427,505.40	$1,186,496,470.29	$1,195,939,429.02	$1,213,584,181.19

	Student Loan Principal Activity
	i	Principal Payments Received	$18,781,976.65	$16,022,082.16	$16,133,971.49	$15,817,587.68	$15,003,126.63	$30,767,631.21
	ii	Purchases by Servicer (Delinquencies >180)	2,513,223.56	2,889,717.87	1,506,140.57	959,575.93	873,946.62	643,906.63
	iii	Other Servicer Reimbursements	(1.50)	133.96	2.96	0.00	(1,322.52)	1,302.24
	iv	Seller Reimbursements	74,167.62	34,867.10	4,629.15	133,025.56	116,421.08	719,433.21

	v	Total Principal Collections	$21,369,366.33	$18,946,801.09	$17,644,744.17	$16,910,189.17	$15,992,171.81	$32,132,273.29
	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	ii	Capitalized Interest	(7,159,676.29)	(15,199,777.94)	(7,408,952.30)	(3,655,012.84)	(5,854,349.22)	(12,512,375.87)
	iii	Capitalized Insurance Fee	(550,933.41)	(1,616,581.41)	(623,181.21)	(186,431.95)	(674,296.39)	(1,937,718.30)
	iv	Other Adjustments	73.09	(22,219.48)	11,698.09	220.51	(20,567.47)	(37,426.95)

	v	Total Non-Cash Principal Activity	$(7,710,536.61)	$(16,838,578.83)	$(8,020,435.42)	$(3,841,224.28)	$(6,549,213.08)	$(14,487,521.12)

(-)	Total Student Loan Principal Activity		$13,658,829.72	$2,108,222.26	$9,624,308.75	$13,068,964.89	$9,442,958.73	$17,644,752.17

	Student Loan Interest Activity
	i	Interest Payments Received	$8,065,907.80	$6,419,958.14	$6,123,862.01	$5,775,774.65	$5,608,829.54	$11,210,549.42
	ii	Repurchases by Servicer (Delinquencies >180)	110,890.65	114,567.43	59,377.92	39,153.53	28,138.44	19,955.95
	iii	Other Servicer Reimbursements	0.00	0.19	27.28	0.00	(60.47)	548.66
	iv	Seller Reimbursements	3,529.53	383.40	360.97	7,793.30	5,450.89	31,574.85
	v	Late Fees	120,165.39	89,105.65	80,172.23	64,370.66	62,355.04	97,305.39
	vi	Collection Fees	0.00	0.00	0.00	0.00	0.00	0.00

	viii	Total Interest Collections	8,300,493.37	6,624,014.81	6,263,800.41	5,887,092.14	5,704,713.44	11,359,934.27

	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	ii	Capitalized Interest	$7,159,676.29	$15,199,777.94	$7,408,952.30	$3,655,012.84	$5,854,349.22	$12,512,375.87
	iii	Other Interest Adjustments	3,172.22	10,561.37	7,338.73	23,748.14	35,994.82	80,573.57

	iv	Total Non-Cash Interest Adjustments	$7,162,848.51	$15,210,339.31	$7,416,291.03	$3,678,760.98	$5,890,344.04	$12,592,949.44

	v	Total Student Loan Interest Activity	$15,463,341.88	$21,834,354.12	$13,680,091.44	$9,565,853.12	$11,595,057.48	$23,952,883.71

(=)	Ending Student Loan Portfolio Balance		$1,148,036,144.67	$1,161,694,974.39	$1,163,803,196.65	$1,173,427,505.40	$1,186,496,470.29	$1,195,939,429.02
(+)	Interest to be Capitalized		$44,706,060.32	$43,984,976.52	$51,369,803.81	$50,900,994.85	$46,256,264.47	$43,786,901.54

(=)	TOTAL POOL		$1,192,742,204.99	$1,205,679,950.91	$1,215,173,000.46	$1,224,328,500.25	$1,232,752,734.76	$1,239,726,330.56

(+)	Cash Capitalization Account Balance (CI)		$74,242,876.07	$74,242,876.07	$102,590,156.00	$102,590,156.00	$102,590,156.00	$102,590,156.00

(=)	Asset Balance		$1,266,985,081.06	$1,279,922,826.98	$1,317,763,156.46	$1,326,918,656.25	$1,335,342,890.76	$1,342,316,486.56

XIX.      2003-B Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Sep-03	$1,243,606,462	2.25%
Dec-03	$1,239,726,331	2.34%
Mar-04	$1,232,752,735	2.35%
Jun-04	$1,224,328,500	2.40%
Sep-04	$1,215,173,000	2.42%
Dec-04	$1,205,679,951	2.71%
Mar-05	$1,192,742,205	2.63%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.